EXHIBIT 99.1

                                [CORPORATE LOGO]

                               AMVESTORS FINANCIAL
                                   CORPORATION

FOR IMMEDIATE RELEASE

For: AmVestors Financial Corporation               Contact: Ralph W. Laster, Jr.
     555 S. Kansas Avenue                                   (913) 295-4406
     Topeka, KS  66603

                         AMVESTORS FINANCIAL CORPORATION
                          RETAINS GOLDMAN, SACHS & CO.

         TOPEKA, KS, July 22, 1997 - AmVestors Financial Corporation announced today that the Company has retained Goldman, Sachs & Co. to act as its financial advisor to assist it in developing and evaluating various strategic alternatives including possible sale or merger opportunities.

         Mr. Ralph W. Laster, Jr., chairman and chief executive officer of AmVestors Financial Corporation, stated that "While we have experienced annual growth in premiums during the past four years and throughout 1997 in excess of 26 percent, and we have enjoyed strong financial results during this same period, with the current consolidation activity taking place within the life insurance industry, the board of directors determined that it was appropriate to hire a financial advisor to explore the alternatives available to maximize shareholder value."

         AmVestors Financial Corporation markets individual annuities and life insurance policies nationwide to the savings and retirement market through its wholly-owned subsidiaries, American Investors Life Insurance Company, Inc. and Financial Benefit Life Insurance Company. AmVestors' common stock trades on the New York Stock Exchange under the Symbol AMV.

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                              ONE AMVESTORS PLACE
           555 S. Kansas Avenue, P.O. Box 2039, Topeka, KS 66601-2039
                             Phone: (913) 232-6945